Incorporations by Reference U.S. Government Income Trust SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 43 to the Registrants Registration Statement filed on January 27, 2017.